Exhibit 10.5
FORM OF INDEMNIFICATION AGREEMENT
     THIS AGREEMENT (this “Agreement”), made and executed as of ___________, between Compressco Partners, L.P., a Delaware limited partnership (the “MLP”), and the undersigned director or officer of the GP (the “Indemnitee”).
WITNESSETH:
     WHEREAS, the MLP Partnership Agreement (as defined below) provides for indemnification of each director and officer of Compressco Partners GP Inc., a Delaware corporation and general partner of the MLP (the “GP”), as well as persons serving in various other capacities, to the maximum extent permitted by law and the Indemnitee is entitled to indemnification pursuant to the MLP Partnership Agreement;
     WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability and in order to enhance the Indemnitee’s continued service to the MLP in an effective manner, the MLP wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the MLP’s directors’ and officers’ liability insurance policies;
     WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the MLP on condition that the Indemnitee be so indemnified;
     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the MLP and the Indemnitee do hereby covenant and agree as follows:
AGREEMENT:
     1. DEFINITIONS. For purposes of this Agreement and if not otherwise defined herein, the following terms shall have the meanings set forth below:
     (a) “Board” means the Board of Directors of the GP.
     (b) “Change in Control” means:
     (i) The acquisition by any “person” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding voting securities of the GP entitled to vote generally in the election of directors; provided, however, that for purposes of this Section 1(b), the following shall not constitute a Change in Control:

(A) any acquisition of securities directly from the GP which is approved by the Incumbent Board, (B) any acquisition of securities by the GP, (C) any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the GP, (D) or any acquisition of securities pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 1(b)(iii) below;
     (ii) The individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the GP’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
     (iii) The consummation by the GP of a merger, consolidation or business combination or a sale or other disposition of all or substantially all of the assets of the GP or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were beneficial owners of the outstanding voting securities of the GP immediately prior to such Business Combination beneficially own, as such, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the GP or the surviving entity or the parent of such surviving entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, (B) no person (excluding any employee benefit plan (or related trust) of the GP or such GP resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the then-outstanding voting securities of the GP or the surviving entity or the parent of such surviving entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of the GP or surviving entity or the parent of such surviving entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination, or
     (iv) Approval by the stockholders of the GP of a plan of complete liquidation or dissolution of the GP.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of 50% or more of the outstanding voting securities of the GP as a result of the acquisition of such securities or stock by the GP, which acquisition reduces the number of outstanding voting securities of the GP; provided, that if after such acquisition by the GP such person (while such person remains the beneficial owner of 50% or more of the outstanding voting securities of the GP) becomes the beneficial owner of additional shares of the voting securities of the GP and as a result of acquiring such beneficial ownership such person’s percentage ownership of the outstanding voting securities of the GP shall increase, a Change in Control shall then occur.
     (c) “Disinterested Director” means a director of the GP who neither is or was a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.
     (d) “Expenses” means and shall include, without limitation, any judgments, fines (including any excise tax assessed with respect to any employee benefit plan) and penalties against the Indemnitee in connection with a Proceeding; amounts paid by the Indemnitee in settlement of a Proceeding; and all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, or expenses, reasonably incurred by or for the Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding or establishing the Indemnitee’s right of entitlement to indemnification for any of the foregoing.
     (e) “Independent Counsel” means a law firm or member of a law firm that, as of a particular date, neither is presently representing, nor in the five years preceding such date has been retained to represent, (i) the MLP or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the MLP or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.
     (f) “MLP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the MLP, dated as of _____________, as amended or restated from time to time.
     (g) “Partnership Statute” means the Delaware Revised Uniform Limited Partnership Act.
     (h) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed inquiry or proceeding, whether brought by or in the right of the MLP, or any of its predecessors, subsidiaries or affiliated companies, or otherwise and whether of a civil, criminal, administrative, legislative, arbitrative or investigative (formal or informal) nature, including any appeal therefrom, whether by, in or involving a public official, law enforcement organization, public or government-sponsored board or commission, self-regulatory body, court or an administrative, other governmental or private entity or body, and in which the Indemnitee is or will be involved as a party, potential party, non-party, witness or otherwise, by reason of the fact that the Indemnitee is or was a director or officer of the GP, by reason of any action taken by him or of any inaction on his part while acting as a director or officer of the GP or by reason of the fact that he is or was serving at the request of the GP as a director, officer, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided, that any such action, suit or proceeding which is brought by the Indemnitee against the MLP or any of its predecessors, subsidiaries or affiliated companies or directors or officers of the GP, other than an action brought by the Indemnitee to enforce his rights under this Agreement, shall not be deemed a Proceeding without prior approval by a majority of the Board.
     (i) “Substantiating Documentation” means copies of bills or invoices for costs incurred by or for the Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from the Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements, represent costs or liabilities meeting the definition of “Expenses” herein.
     2. SERVICE BY THE INDEMNITEE. The Indemnitee agrees to serve and/or continue to serve as a director, officer or employee of the GP, as applicable, and/or, at the request of the GP, as a director, officer, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of, or as an officer or director of, the GP or affect the right of the GP to terminate the Indemnitee’s employment at any time in the sole discretion of the GP, with or without cause, subject to any contractual rights of the Indemnitee created or existing under any written employment contract between the GP and the Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after the Indemnitee has ceased to serve as director, officer or employee of the GP, as applicable.
     3. INDEMNIFICATION OF THE INDEMNITEE. The MLP hereby agrees (subject to the exceptions set forth below in this Section 3) to hold harmless and indemnify the Indemnitee against Expenses to the fullest extent authorized or permitted by the MLP Partnership Agreement, the Partnership Statute or other applicable law in effect on the date hereof, and to any greater extent that the MLP Partnership Agreement, the Partnership Statute or other applicable law may in the future, from time to time, permit. Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth, except that no indemnification shall be paid by the MLP to the Indemnitee:
     (a) on account of any Proceeding in which judgment is rendered against the Indemnitee for disgorgement of profits made from the purchase or sale by the Indemnitee of securities of the MLP in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state or local statutory law;
     (b) on account of any final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, that termination of any Proceeding by judgment, order of the court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful;
     (c) in any circumstance where (i) such indemnification is expressly prohibited by applicable law or (ii) a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful;
     (d) with respect to liability for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause or other agreement (other than this Agreement), except in respect of any liability in excess of payment under such insurance, indemnity clause or other agreement;
     (e) in connection with any Proceeding initiated by the Indemnitee against the MLP or any of its predecessors, subsidiaries or affiliated companies or directors or officers of the GP, (i) unless such indemnification is expressly required to be made by law, (ii) unless the Proceeding was authorized by the Board or such other person or persons empowered pursuant to Section 8 to make such determination, (iii) unless such indemnification is provided by the MLP, in its sole discretion, pursuant to the powers vested in the MLP by applicable law, or (iv) except as provided in Section 11; or
     (f) with regard to any judicial award, if the MLP was not given a reasonable and timely opportunity to participate in the defense of such action or to indemnify the Indemnitee for any amounts paid in settlement of any Proceeding effected without the MLP’s prior written consent.
     4. PROCEEDINGS BROUGHT OTHER THAN BY OR IN THE RIGHT OF THE MLP. The Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if the Indemnitee was or is a party or witness or is threatened to be made a party or witness to any Proceeding, other than a Proceeding brought by or in the right of the MLP by reason of the fact that the Indemnitee is or was a director or officer of the GP, or any of the MLP’s direct or indirect subsidiaries, or is or was serving at the request of the GP, or any of the MLP’s direct or indirect subsidiaries, as a director, officer, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, or by reason of any act or omission by him in such capacity. Pursuant to this Section 4 the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding (including, but not limited to, the investigation, defense, settlement or appeal thereof); provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 4, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

     5. PROCEEDINGS BROUGHT BY OR IN THE RIGHT OF THE MLP. The Indemnitee shall be entitled to the indemnification rights provided in this Section 5 if the Indemnitee was or is a party or witness or is threatened to be made a party or witness to any Proceeding brought by or in the right of the MLP to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director or officer of the GP, or any of the MLP’s direct or indirect subsidiaries, or is or was serving at the request of the GP, or any of the MLP’s direct or indirect subsidiaries, as a director, officer, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, or by reason of any act or omission by him in such capacity. Pursuant to this Section 5, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding (including, but not limited to, the investigation, defense, settlement or appeal thereof; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct; provided, further, that no such indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the MLP, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to be indemnified for such Expenses actually and reasonably incurred by him which such court shall deem proper.
     6. INDEMNIFICATION FOR EXPENSES OF A WITNESS OR A SUCCESSFUL PARTY. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has (i) served on behalf of the MLP, or any of its direct or indirect subsidiaries, as a witness or other participant in any class action or Proceeding, or (ii) has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections 4 and 5, or in defense of any claim, issue or matter therein, including, but not limited to, the dismissal of any action without prejudice or the settlement of a Proceeding without an admission of liability, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.
     7. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the MLP for some or a portion of the Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding described in Section 4 and 5 hereof, but is not entitled to indemnification for the total amount thereof, the MLP shall nevertheless indemnify the Indemnitee for the portion of such Expenses actually and reasonably incurred by the Indemnitee to which the Indemnitee is entitled.
     8. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.
          (a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the MLP a written request, including any Substantiating Documentation that is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The MLP shall, promptly upon receipt of a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.
     (b) Upon written request by the Indemnitee for indemnification pursuant to Section 4 and 5 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) if a Change in Control shall have occurred, by Independent Counsel (unless the Indemnitee shall request in writing that such determination be made by the Board (or a committee thereof) in the manner provided for in clause (ii) of this Section 8(b)) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) (1) by the Board, by a majority vote of all Disinterested Directors even though less than a quorum, or (2) by a committee of Disinterested Directors designated by majority vote of all Disinterested Directors, even though less than a quorum, or (B) if there are no such Disinterested Directors or, if the Board, by the majority vote of all Disinterested Directors, so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. Such Independent Counsel shall be selected by the Board and approved by the Indemnitee. Upon failure of the Board to so select, or upon failure of the Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made no later than 45 days after receipt by the MLP of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such part of indemnification among such claims, issues or matters. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination.
     9. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.
         (a) In making a determination with respect to entitlement to indemnification, the Indemnitee shall, to the fullest extent not prohibited by law, be presumed to be entitled to indemnification hereunder and the MLP shall, to the fullest extent not prohibited by law, have the burden of proof in the making of any determination contrary to such presumption. Neither the failure of the Board (or such other person or persons empowered to make the determination of whether the Indemnitee is entitled to indemnification) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor any determination thereby that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
         (b) If the Board, or such other person or persons empowered pursuant to Section 8 to make the determination of whether Indemnitee is entitled to indemnification, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by the MLP of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification or a prohibition of indemnification under applicable law. The termination of any Proceeding described in Sections 4 and 5 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.
     10. ADVANCEMENT OF EXPENSES. Subject to applicable law, all reasonable Expenses actually and reasonably incurred by the Indemnitee in connection with any Proceeding shall be paid by the MLP in advance of the final disposition of such Proceeding, if so requested by the Indemnitee, within 30 days after the receipt by the MLP of a statement or statements from the Indemnitee requesting such advance or advances. The Indemnitee may submit such statements from time to time. The Indemnitee’s entitlement to such Expenses shall include those actually and reasonably incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall be accompanied by Substantiating Documentation and shall include or be accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification under this Agreement and an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the MLP pursuant to this Agreement or otherwise. Each written undertaking to pay amounts advanced must be an unlimited general obligation but need not be secured, and shall be accepted without reference to financial ability to make repayment. The MLP shall not have any obligation to advance any Expenses pursuant to this Section 10 with respect to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3(e).
11.	REMEDIES OF THE INDEMNITEE.
          (a) In the event that (i) a determination is made pursuant to Section 8 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) within sixty (60) days after receipt by the MLP of a request for indemnification, (iv) payment of indemnification is not made pursuant to clause (i) of Section 6 within ten (10) days after receipt by the MLP of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Sections 8 and 9, the Indemnitee shall be entitled to an adjudication in an appropriate court of his entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator in                                         , pursuant to the Commercial Arbitration Rules of the American Arbitration Association.
          (b) In the event that a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial or a de novo arbitration (as applicable) on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the MLP shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the MLP shall be precluded from referring to or offering into evidence a determination made pursuant to Section 8 of this Agreement that is adverse to the Indemnitee’s right to indemnification or advancement of Expenses.
          (c) In the event that a determination is made or deemed to be made pursuant to Section 7 or 8 that the Indemnitee is entitled to indemnification, the MLP shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with a request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
          (d) The MLP shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the MLP is bound by all provisions of this Agreement.
          (e) If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the MLP shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication or award at arbitration (including, but not limited to, any appellate proceedings).
     12. NOTIFICATION AND DEFENSE OF CLAIMS. Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the MLP under this Agreement, notify the MLP in writing of the commencement thereof; but the omission to so notify the MLP will not relieve the MLP from any liability that it may have to the Indemnitee otherwise than under this Agreement or otherwise, except to the extent that the MLP may suffer material prejudice by reason of such failure. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee gives notice to the MLP of the commencement thereof:
     (a) The MLP will be entitled to participate therein at its own expense.
     (b) Except as otherwise provided in this Section 12(b), to the extent that it may wish, the MLP, with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the MLP to the Indemnitee of the MLP’s election to so assume the defense thereof, the MLP shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the MLP of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the MLP, (ii) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the MLP, on one hand, and the Indemnitee, on the other, in the conduct of the defense of such action and such determination by the Indemnitee shall be supported by an opinion of counsel provided to the MLP, which opinion shall be reasonably acceptable to the MLP, or (iii) the MLP shall not in fact have employed counsel to assume the defense of the action within a reasonable time after the MLP has provided notice to the Indemnitee of the MLP’s election to assume the defense of such action, in each of which cases the Expenses of such counsel shall be at the expense of the MLP. The MLP shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the MLP or as to which the Indemnitee shall have reached the conclusion provided for in clause (ii) above.
     (c) The MLP shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld. The MLP shall not be required to obtain the consent of the Indemnitee to settle any Proceeding that the MLP has undertaken to defend if the MLP assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability and does not impose any future restriction or limitation on Indemnitee.
     (d) If, at the time of the receipt of a notice of a claim pursuant to this Section 12, the MLP or the GP has director and officer liability insurance in effect for the benefit of the MLP, the MLP shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The MLP shall thereafter take all reasonably necessary or desirable action to cause such insurers to comply with such policies including, without limitation, to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of the policies.
     (e) If the Indemnitee is a director but not an officer of the GP, the Indemnitee, together with the other indemnified directors who are not officers of the GP and are seeking indemnification (the “Outside Directors”), shall be entitled to employ, and be reimbursed for the Expenses of, a single counsel separate from that chosen by the indemnitees who are officers of the GP. The principal counsel for Outside Directors (“Principal Counsel”) shall be determined by majority vote of the Outside Directors who are seeking indemnification, and the Principal Counsel for the Indemnitees who are not Outside Directors (“Separate Counsel”) shall be determined by majority vote of such indemnitees, in each case subject to the consent of the MLP (not to be unreasonably withheld or delayed). The obligation of the MLP to reimburse the Indemnitee for the Expenses of counsel hereunder shall not extend to Expenses of any counsel employed by the Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, unless the Indemnitee has interests that are different from those of the other indemnitees or defenses available to him that are in addition to or different from those of the other indemnitees such that Principal Counsel or Separate Counsel, as the case may be, would have an actual or potential conflict of interest in representing the Indemnitee.

     13. OTHER RIGHT TO INDEMNIFICATION; SUBROGATION.
          (a) The indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of MLP Partnership Agreement, the Partnership Statute, any directors’ and officers’ liability insurance maintained by or on behalf of the MLP, any agreement, any resolution adopted pursuant thereto, any provision of law or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; provided, however, that this Agreement supersedes all prior written indemnification agreements between the MLP (or any predecessor thereof) and the Indemnitee with respect to the subject matter hereof.
          (b) In the event of any payment under this Agreement, the MLP shall be subrogated to the extent of such payment to all of the rights and recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the MLP to bring suit to enforce such rights.
          (c) The MLP shall be not liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     14. DIRECTOR AND OFFICER LIABILITY INSURANCE. The MLP shall obtain and maintain (or reimburse the GP or its affiliates for the cost of obtaining and maintaining) directors’ and officers’ liability insurance in customary and reasonable amounts for so long as the Indemnitee’s services are covered hereunder, provided and to the extent that such insurance is available on a commercially reasonable basis. In the event that the MLP maintains (or reimburses the GP or its affiliates for the cost of) such directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies in accordance with their terms to the maximum extent available for any such director or officer under such policy or policies. However, the MLP agrees that the provisions hereof shall remain in effect, regardless of whether liability or other insurance coverage is at any time obtained or retained by or on behalf of the MLP, except that any payments made to, or on behalf of, the Indemnitee under an insurance policy shall reduce the obligations of the MLP hereunder.
     15. INTENT. This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to any other rights the Indemnitee may have under the MLP Partnership Agreement, the Partnership Statute, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the MLP Partnership Agreement, the Partnership Statute, applicable law or otherwise or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.
     16. ATTORNEY’S FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the MLP and shall be indemnified by the MLP against any actual Expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.
     17. EFFECTIVE DATE. The provisions of this Agreement shall cover Proceedings, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place. The MLP shall be liable under this Agreement, pursuant to Sections 4 and 5, for all acts of the Indemnitee while serving as a director and/or officer of the GP, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the MLP.
     18. DURATION OF AGREEMENT. This Agreement shall survive and continue even though the Indemnitee may have terminated his service as a director or officer of the GP or as a director, officer, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise or by reason of any act or omission by the Indemnitee in any such capacity. This Agreement shall be binding upon the MLP and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the MLP’s assets or business or into which the MLP may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The MLP shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the MLP by written agreement in form and substance reasonably satisfactory to each of the MLP and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the MLP would be required to perform if no such succession or assignment had taken place.
     19. CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason other than that the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful, the MLP shall contribute to the amount of Expenses actually and reasonably incurred by the Indemnitee or on his behalf in connection with such Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the MLP and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding and/or (ii) the relative fault of the MLP (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The relative fault of the MLP, on one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. Each of the MLP and the Indemnitee agrees that it would not be just and equitable if contribution pursuant to this Section 19 were determined by pro rata allocation or any other method of allocation that does not take into account of the foregoing equitable considerations.

     20. DISCLOSURE OF PAYMENTS. Except as expressly required by any federal or state securities laws or other federal or state law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.
     21. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee when he was a director or officer of the GP, or any of the MLP’s direct or indirect subsidiaries, or while serving at the request of the GP, or any of the MLP’s direct or indirect subsidiaries, as a director, officer, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise prior to such supplement, modification or amendment. No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by each of the MLP and the Indemnitee. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     22. SEVERABILITY. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.
     23. COUNTERPARTS. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.
     24. INTERPRETATION. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. The use of the masculine pronoun shall be deemed to include the feminine pronoun, where appropriate.
     25. NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt or (c) delivered by facsimile transmission on the date shown on the facsimile machine report:

     If to the Indemnitee to:

Facsimile:

     If to the MLP, to:
Compressco Partners GP Inc.
101 Park Avenue, Suite 1200
Oklahoma City, OK 73102
Facsimile: ( ) __-____
Attn: Secretary
or to such other address as may be furnished to the Indemnitee by the MLP or to the MLP by the Indemnitee, as the case may be.
     26. GOVERNING LAW. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts of law principles.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPRESSCO PARTNERS, L.P.:

By: Compressco Partners GP Inc., its general partner

By:

Name:

Title:

INDEMNITEE:

By:

Name:
SIGNATURE PAGE TO
INDEMNIFICATION AGREEMENT